EXHIBIT NO. 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE




          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2)




                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                (Name of Trustee)

                                                           22-1147033
          (Jurisdiction of Incorporation or              (I.R.S. Employer
          Organization if not a U.S. National Bank)      Identification No.)

          175 West Broadway, Salem, New Jersey                08079
          (Address of Principal Executive Offices)          (Zip Code)





                                 NUI CORPORATION
                                (Name of Obligor)

                            NEW JERSEY                    22-1869941
                     (State of Incorporation)        (I.R.S. Employer
                                                     Identification No.)

   550 Route 202-206, Box 760, Bedminster, N.J.             07921-0760
     (Address of Principal Executive Offices)                (Zip Code)



                                 DEBT SECURITIES
                         (Title of Indenture Securities)


                                        2

   1.   General information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervisory authority to which it is subject:

             Comptroller of the Currency
             United States Department of the Treasury
             Washington, D.C.  20219

             Board of Governors of the Federal Reserve System
             Washington, D.C.

             Federal Deposit Insurance Corporation
             Washington, D.C.  20429

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes.


   2.   Affiliations with obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.


   3.   List of Exhibits.

        List below all exhibits filed as part of this statement of eligibility.

        1. Copy of Articles of Association of the trustee as now in effect. Incorporated herein by reference to Exhibit 1 filed with Form T-1, Registration No. 22-73340.

        2. Copy of Certificate of the Comptroller of the Currency dated January 11, 1994, evidencing the authority of the trustee to transact business. Incorporated herein by reference to Exhibit 2 filed with Form T-1, Registration No. 22-73340.

        3. Copy of the authorization of the trustee to exercise corporate trust powers has heretofore been filed with the Securities and Exchange Commission as Exhibit 3 filed with Form T-1, Registration Number 22-73340, has not been amended since filing and is incorporated herein by reference.

        4. Copy of existing by-laws of the trustee. Incorporated herein by reference to Exhibit 4 filed with Form T-1, Registration No. 22-73340


   .


                                        3


        5.   Copy of each indenture if the obligor is in default.

                  Not applicable.

        6. Consent of the trustee required by Section 321(b) of the Act. Incorporated herein by reference to Exhibit 6 filed with Form T-1, Registration No. 22-73340.

        7. Copy of report of condition of the trustee at the close of business on September 30, 1994, published pursuant to the requirements of its supervising authority.





                                      NOTE

        The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to such information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.




                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 (as amended), the trustee, First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all
   in the City of Newark and State of New Jersey on the  4th   day of
   November, 1994.

                                      FIRST FIDELITY BANK, NATIONAL
                                      ASSOCIATION




                                      By: /s/ Thomas W. Simons

                                               Thomas W. Simons
                                               Vice President


                                        4


                                   EXHIBIT T-7
                               REPORT OF CONDITION
   Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association of Salem in the state of New Jersey, at the close of business on September 30, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code,
   Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.

   Statement of Resources and Liabilities
                          ASSETS                          Thousand of Dollars
   Cash and balance due from depository institutions:
     Noninterest-bearing balances and currency and coin  . . . . .  1,346,661
     Interest-bearing balances . . . . . . . . . . . . . . . . . . .  411,672
   Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  /////////
     Hold-to-maturity securities . . . . . . . . . . . . . . . . .  3,235,557
     Available-for-sale securities . . . . . . . . . . . . . . . .  3,287,987
   Federal funds sold and securities purchased under agreements  . //////////
   to resell in domestic offices of the bank and of it . . . . . . //////////
   Edge and Agreement subsidiaries, and in IBFs: . . . . . . . . . //////////
   Federal funds sold        . . . . . . . . . . . . . . . . . . . . . 12,494
   Securities purchased under agreement to resell  . . . . . . . . .  325,542
   Loans and lease financing receivables:
   Loan and leases, net of unearned income       18,895,117
   LESS: Allowance for loan and lease losses        502,752
   LESS: Allocated transfer risk reserve                  0
   Loans and leases, net of unearned income, allowance, and
   reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18,392,365
   Assets held in trading accounts . . . . . . . . . . . . . . . . .  111,334
   Premises and fixed assets (including capitalized leases)  . . . .  338,489
   Other real estate owned . . . . . . . . . . . . . . . . . . . . .  125,867
   Investment in unconsolidated subsidiaries and associated  . . . //////////
   companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,646
   Customer's liability to this bank on acceptances outstanding  . .  202,327
   Intangible assets . . . . . . . . . . . . . . . . . . . . . . . .  284,003
   Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  733,174
   Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . 28,820,118
   Deposits:                        LIABILITIES
   In domestic offices . . . . . . . . . . . . . . . . . . . . . . 21,926,652
     Noninterest-bearing . . . . . . . . . . . . . . . . . . . . .  4,373,924
     Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . 17,552,728
   In foreign offices, Edge and Agreement subsidiaries,
   and IBFs  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,434,456
     Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . 12,570
     Interest-bearing  . . . . . . . . . . . . . . . . . . . . . .  1,421,886
   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and IBFs
        Federal fund purchased . . . . . . . . . . . . . . . . . . .  662,248
        Securities sold under agreements to repurchase . . . . . .  1,259,079
   Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . .    0
   Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .  0
   Other borrowed money: . . . . . . . . . . . . . . . . . . . . .  /////////
        With original maturity of one year or less 176,938
        With original maturity of more than one year . . . . . . . . . .  740


   Mortgage indebtedness and obligations under capitalized leases  . .  6,963

   Bank's liability on acceptances executed and outstanding  . . . .  205,111
   Subordinated notes and debentures . . . . . . . . . . . . . . . .  175,000
   Other liabilities . . . . . . . . . . . . . . . . . . . . . . . .  452,172
   Total liabilities . . . . . . . . . . . . . . . . . . . . . . . 26,299,359
   Limited-life preferred stock and related surplus  . . . . . . . . . . .  0
                                 EQUITY CAPITAL
   Perpetual preferred stock and related surplus . . . . . . . . . . . . .  0
   Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .  430,000
   Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  985,034
   Undivided profits and capital reserves  . . . . . . . . . . . .  1,144,089
   Net unrealized holding gains (losses) on available-for-sale . .  /////////
    securities . . . . . . . . . . . . . . . . . . . . . . . . . .   (38,364)
   Cumulative foreign currency translation adjustments . . . . . . . . . .  0
   Total equity capital  . . . . . . . . . . . . . . . . . . . . .  2,520,759
   Total liabilities, limited-life preferred stock and equity  . . //////////
     capital . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,820,118